UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2014

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 9, 2014, Outerwall Inc. (the “Company”) and certain subsidiaries of the Company, as subsidiary guarantors (the “Subsidiary Guarantors”), entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee, pursuant to which the Company issued $300 million principal amount of 5.875% Senior Notes due 2021 (the “Notes”) and the Subsidiary Guarantors agreed to guarantee the Notes (the “Guarantees”). The Notes and the Guarantees are general unsecured obligations and are effectively subordinated to all of the Company’s and Subsidiary Guarantors’ existing and future secured debt to the extent of the collateral securing that secured debt. The Notes and Guarantees will rank equally to all of the Company’s and the Subsidiary Guarantors’ other unsecured and unsubordinated indebtedness. In addition, the Notes will be effectively subordinated to all of the liabilities of the Company’s existing and future subsidiaries that are not guaranteeing the Notes. Interest on the Notes will be payable on June 15 and December 15 of each year, beginning on December 15, 2014, with the Notes maturing on June 15, 2021.

The Company may redeem any of the Notes beginning on June 15, 2017 at a redemption price of 104.406% of their principal amount plus accrued and unpaid interest (and additional interest, if any); then the redemption price for the Notes will be 102.938% of their principal amount plus accrued and unpaid interest (and additional interest, if any) for the twelve-month period beginning June 15, 2018; then the redemption price for the Notes will be 101.469% of their principal amount plus accrued and unpaid interest (and additional interest, if any) for the twelve-month period beginning June 15, 2019; and then the redemption price for the Notes will be 100% of their principal amount plus accrued interest and unpaid interest (and additional interest, if any) beginning on June 15, 2020. The Company may also redeem some or all of the Notes before June 15, 2017 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest (and additional interest, if any), to the redemption date, plus an applicable “make-whole” premium. In addition, before June 15, 2017, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at 105.875% of their principal amount plus accrued and unpaid interest (and additional interest, if any); the Company may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of Notes originally issued remains outstanding.

Upon a change of control (as defined in the Indenture), the Company will be required to make an offer to purchase the Notes or any portion thereof. That purchase price will equal 101% of the principal amount of the Notes on the date of purchase plus accrued and unpaid interest (and additional interest, if any). If the Company makes certain asset sales and does not reinvest the proceeds or use such proceeds to repay certain debt, the Company will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest and additional interest, if any, to the date of purchase.

The terms of the Notes restrict the Company’s ability and the ability of certain of its subsidiaries to, among other things: incur additional indebtedness; create liens; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; enter into transactions with stockholders or affiliates; or effect a consolidation or merger. However, these and other limitations set forth in the Indenture will be subject to a number of important qualifications and exceptions.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; the invalidity of certain of the Subsidiary Guarantors’ Guarantees; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The foregoing descriptions of the Notes and the Indenture are qualified in their entirety by reference to the Indenture (including the form of Note attached thereto), copies of which are filed as Exhibits 4.1 and 4.3 to this Current Report.

Registration Rights Agreement

On June 9, 2014, in connection with the issuance of the Notes and the Guarantees, the Company agreed, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, the Subsidiary Guarantors and HSBC Securities (USA) Inc., as representative of the initial purchasers named therein (the “Initial Purchasers”), to register the Notes and the Guarantees under the Securities Act of 1933, as amended (the “Securities Act”) so as to allow holders of the Notes and Guarantees to exchange the Notes and the Guarantees for the same principal amount of a new issue of notes and guarantees (collectively, the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. If the Company fails to comply with these obligations on time (a “registration default”), the Company generally will be required to pay additional interest at a rate of 0.25% per annum for the first 90-day period following a registration default and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that such rate may not exceed 1.00% per annum).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report.

Certain Relationships

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Certain Initial Purchasers and affiliates of certain Initial Purchasers are holders of our senior notes due 2019 or convertible notes or are agents or lenders under our credit facility (e.g., Bank of America, National Association is the administrative agent under the credit facility), and will receive a portion of the net proceeds from the sale of the Notes. They have received, or may in the future receive, customary fees and commissions for these transactions. Additionally, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc. (one of the Initial Purchasers), is trustee on behalf of the holders of the Notes and will receive customary fees in connection therewith. Further, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours, including our Notes, senior notes due 2019, common stock and convertible notes, or our affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Purchase Agreement

On June 4, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”) with HSBC Securities (USA) Inc., as representative of the Initial Purchasers, and the Subsidiary Guarantors, relating to the issuance and sale in a private offering of the Notes (the “Notes Offering”).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference.

Press Release

On June 9, 2014, the Company issued a press release announcing the closing of the Notes Offering. The press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 9, 2014, among Outerwall Inc., the Subsidiary Guarantors and U.S. Bank National Association*

4.2	Registration Rights Agreement, dated as of June 9, 2014, among Outerwall Inc., the Subsidiary Guarantors and HSBC Securities (USA) Inc., as representative of the Initial Purchasers*

4.3	Form of 5.875% Senior Note due 2021 (included in Exhibit 4.1)

99.1	Purchase Agreement, dated as of June 4, 2014, among Outerwall Inc., the Subsidiary Guarantors and HSBC Securities (USA) Inc., as representative of the Initial Purchasers*

99.2	Press Release, dated June 9, 2014

*	In reviewing the agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: June 9, 2014	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of June 9, 2014, among Outerwall Inc., the Subsidiary Guarantors and U.S. Bank National Association*

4.2	Registration Rights Agreement, dated as of June 9, 2014, among Outerwall Inc., the Subsidiary Guarantors and HSBC Securities (USA) Inc., as representative of the Initial Purchasers*

4.3	Form of 5.875% Senior Note due 2021 (included in Exhibit 4.1)

99.1	Purchase Agreement, dated as of June 4, 2014, among Outerwall Inc., the Subsidiary Guarantors and HSBC Securities (USA) Inc., as representative of the Initial Purchasers*

99.2	Press Release, dated June 9, 2014

*	In reviewing the agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.